VOTING AGREEMENT

         THIS VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of ________, 2003 by and among the undersigned stockholder ("STOCKHOLDER") of Nexland, Inc., a Delaware corporation (the "COMPANY"), and Symantec Corporation, a Delaware corporation ("SYMANTEC").

                                    RECITALS

        A. Stockholder is the registered and/or beneficial owner of such number of shares of the Company's common stock (the "COMMON STOCK") and options to purchase shares of the Common Stock as is indicated on Exhibit A to this Agreement.

        B. Nebraska Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Symantec ("MERGER SUB"), and the Company are entering into the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated as of the date hereof, pursuant to which Merger Sub will merge with and into the Company upon the terms and conditions set forth in the Merger Agreement (the "MERGER"). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Merger Agreement.

        C. The execution of this Agreement by Stockholder is a condition to Symantec's obligation to execute the Merger Agreement.

        D. The parties wish to provide for the voting arrangements set forth in this Agreement.

          In consideration of the mutual covenants and agreements set forth herein, the Company's and Symantec's willingness to enter into the Merger Agreement, and such other valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. VOTING AGREEMENT. Subject to Section 3 below, Stockholder hereby irrevocably agrees to vote (or cause to be voted) all of its shares of capital stock of the Company as is indicated on EXHIBIT A and all other shares of capital stock of the Company now owned or hereafter acquired, or which Stockholder may be empowered to vote (the "SHARES"), from time to time and at all times, whether at an annual or special meeting of the Company's stockholders, or upon an action by written consent, (a) in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger, (b) against any action or agreement that would result in a breach in any material respect of the Company and Symantec under the Merger Agreement, and (c) except as otherwise agreed to in writing in advance by the Company (other than the Merger and the other transactions contemplated by the Merger Agreement), against: (i) any Acquisition Proposal, (ii) any change in the board of directors of the Company other than in connection with the Merger,
(iii) any amendment of the Company's certificate of incorporation other than in connection with the Merger or (iv) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to the Company of the Merger and the other transactions contemplated by the Merger Agreement. Stockholder shall not enter into any agreement or understanding, whether oral or written, with any person or entity prior to the termination of this Agreement to vote thereafter in a manner inconsistent with this Section 1.

          2. IRREVOCABLE PROXY. Contemporaneously with the execution of this Agreement, Stockholder has executed and delivered to Symantec a duly executed proxy in the form attached hereto as EXHIBIT B (the "PROXY") with respect to each meeting of stockholders of Company, such Proxy to cover the total number of Shares for which Stockholder is entitled to vote at any such meeting. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies with respect to the Shares until on or after the Expiration Date (as defined below). Symantec shall (i) vote for each proposal or give its consent, as applicable, with respect to any matter described in Section 1(a) and (ii) vote against or withhold its consent, as applicable, with respect to (A) any matter described in Section 1(b) and (B) unless agreed to in writing in advance by the Company and Symantec, any matter described in Section 1(c).

          3. TERM. This Agreement shall be effective as of the date hereof and shall continue in effect until the earlier to occur of (i) the Effective Time of the Merger or (ii) termination of the Merger Agreement in accordance with its terms (the "EXPIRATION DATE").

          4. SOLICITATION. Prior to the Expiration Date, Stockholder shall not, directly or indirectly: (i) solicit, initiate or encourage (including by way of furnishing nonpublic information) inquiries or proposals concerning any Acquisition Proposal or, except as set for in the Merger Agreement, have discussions or negotiations with any third party (other than Symantec or Merger
Sub) regarding any Acquisition Proposal (other than the Merger); or (ii) induce or encourage any other stockholder of the Company to vote against, or fail to vote in favor of, the Merger Agreement and the Merger. Stockholder shall notify Symantec of any written inquiries or proposals it receives relating to any Acquisition Proposal.

          5. SPECIFIC ENFORCEMENT. The parties acknowledge and agree that the parties hereto would be irreparably damaged in the event any of the provisions of this Agreement were not performed by the parties in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that Symantec and the Company shall be entitled to an injunction to prevent breaches of this Agreement and to specifically enforce this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction, in addition to any other remedy to which the parties may be entitled at law or in equity. Each party consents to personal jurisdiction in any such action brought in the United States District Court for the Northern District of California or in any court of the State of California having subject matter jurisdiction.

          6. AGREEMENT TO RETAIN SHARES. Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law), sell, exchange, pledge or otherwise dispose of or encumber the Shares, or to make any offer or agreement relating thereto, at any time prior to the Expiration Date, unless each person or entity to which any of such Shares are or may be transferred shall have: (a) executed a counterpart of this Agreement and a Proxy (with such modifications as Symantec may reasonably request); and (b) agreed in writing to hold such Shares subject to all of the terms and provisions of this Agreement.

          7. WAIVER OF APPRAISAL RIGHTS. Stockholder hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights (including under Section 262 of the General Corporation Law of the State of Delaware) and any similar rights relating to the Merger or any related transaction that Stockholder or any other person may have by virtue of the ownership of any outstanding shares of Common Stock.

          8. LEGEND REQUIREMENT. All certificates evidencing the Shares shall, during the term of this Agreement, bear such restrictive legends as Symantec and its counsel deem necessary or advisable under applicable law or pursuant to this Agreement, and the Company agrees to so legend such Shares. Such legend may include, without limitation, the following:

               "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN VOTING RESTRICTIONS PURSUANT TO A VOTING AGREEMENT RELATING TO SUCH SECURITIES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

          9.  REPRESENTATIONS AND WARRANTIES.

               9.1 OWNERSHIP OF SHARES. Stockholder represents and warrants that
(a) it has good title to and is the sole record owner of the Shares and it does not own beneficially or of record any other capital stock of the Company, (b) the Shares are validly issued, fully paid and nonassessable and (c) except for the encumbrances and restrictions arising hereunder, it has no knowledge of the Shares that are owned by Stockholder being subject to any pledges, liens, security interests, adverse claims, assessments, proxies, participations, options, equities, charges or encumbrances of any nature whatsoever with respect to the ownership of or right to vote or dispose of such Shares, except for applicable securities laws and the transactions documents under which they were issued.

               9.2 AUTHORITY; DUE EXECUTION; ENFORCEABILITY. Stockholder hereby represents and warrants that he has the full right, power, capacity and authority to enter into this Agreement and Stockholder has sole voting power and sole power of disposition with respect to the Shares with no restrictions on Stockholder's voting rights or rights of disposition pertaining thereto. Each party hereto represents and warrants that this Agreement has been duly and validly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforcement thereof may be limited against such party by (a) bankruptcy, insolvency, reorganization, moratorium and similar laws, both state and federal, affecting the enforcement of creditors' rights or remedies in general as from time to time in effect or (b) the exercise by courts of equity powers (the "ENFORCEABILITY EXCEPTIONS"). The Proxy, when duly executed and delivered by Stockholder, will constitute the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited against Stockholder by the Enforceability Exceptions. If Stockholder is married and the Shares constitute community property, this Agreement has been duly executed and delivered by, and constitutes the legal, valid and binding obligation of, Stockholder's spouse, enforceable against Stockholder's spouse in accordance with its terms, subject to laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and rules of law governing specific performance, injunctive relief and other equitable remedies.

               9.3 NO CONFLICTS OR CONSENTS. Each party hereto represents and warrants that the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, with or without giving of notice or the passage of time, (a) violate any judgment, award, decree, injunction or order of any court, arbitrator or governmental agency applicable to such party or its property or assets or any federal or state law, statute or regulation, (b) conflict with, result in the breach of any provision of or constitute a violation of or default under any agreement or instrument to which such party is a party or by which such party or such party's property or assets may be bound, or (c) require any consent or approval of any person.

               9.4 TITLE TO SECURITIES. As of the date of this Agreement: (a) Stockholder either (i) holds of record or (ii) beneficially owns with the right to vote (in the case of clause (i) and (ii), free and clear of any liens, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances (collectively, "LIENS")), other than a right of repurchase in favor of the Company, the number of outstanding shares of Common Stock set forth on EXHIBIT A hereof; and (b) Stockholder holds (free and clear of any Liens) the options and other rights to acquire shares of Company Common Stock set forth under the caption "Options and Other Rights to Purchase Common Stock" on EXHIBIT A hereof; and (c) Stockholder does not directly or indirectly own any shares of capital stock or other securities of the Company, or any option, warrant or other right to acquire (by purchase, conversion or otherwise) any shares of capital stock or other securities of the Company, other than the shares and options and other rights specified on EXHIBIT A hereof.

               9.5 RELIANCE BY SYMANTEC AND MERGER SUB. Stockholder understands and acknowledges that Symantec and Merger Sub are entering into the Merger Agreement in reliance, in part, upon Stockholder's execution and delivery of this Agreement. Stockholder has sole voting power with respect to the Shares.

               9.6 DUTY OF CANDOR. Stockholder represents and warrants that for each patent application filed by Nexland with the U.S. Patent and Trademark Office (the "USPTO"), Stockholder is not aware of any relevant references or publications that either should have been disclosed or need to be disclosed to the USPTO.

          10. COVENANTS OF STOCKHOLDER. Except as set forth in the Merger Agreement, Stockholder hereby covenants and agrees that during the term hereof it shall not enter into any transaction, take any action or by inaction permit any event to occur, that would result in any of the representations or warranties of Stockholder herein contained not being true and correct. Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that Stockholder may have under Section 262 of the General Corporation Law of the State of Delaware or otherwise.

          11. CONFIDENTIALITY. Stockholder agrees, except as otherwise required by legal process, (i) to hold any information regarding this Agreement and the Merger in strict confidence, and (ii) not to divulge any such information to any third person, until such time as Symantec or the Company has disclosed publicly the Merger or the Expiration Date occurs or such information becomes public not through disclosure by Stockholder.

          12. MISCELLANEOUS.

               12.1 ASSIGNMENT; TRANSFER OF RIGHTS. This Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors, and assigns of the parties. The Shares may be transferred or assigned by Stockholder; provided, however, that (i) Symantec and the Company must receive written notice prior to the time of said transfer or assignment, stating the name and address of said transferee or assignee, and (ii) such transferee or assignee must agree in writing (which writing shall be in a form acceptable to the Company) to be bound by the terms and conditions of this Agreement.

               12.2 FURTHER ASSURANCES. Stockholder shall cooperate with the Company and execute and deliver any additional documents necessary or desirable, in the opinion of the Company or its counsel, to evidence the irrevocable proxy granted herein with respect to the Shares and to carry into effect the intent and purposes of each provision of this Agreement.

               12.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding those laws that direct the application of the laws of another jurisdiction.

               12.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12.5 NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission, or five days after deposit in the United States mail, by registered or certified mail, postage prepaid, addressed to the party at the address set forth below such party's name on the signature page of this Agreement, or at a new address as such party may designate by 10 days' advance written notice to the other parties hereto.

               12.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               12.7 SURVIVAL. The representations, warranties and agreements of the parties contained in this Agreement shall survive the termination of this Agreement and shall continue in full force and effect following termination of the Agreement.

               12.8 COSTS OF ENFORCEMENT. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

               12.9 ENTIRE AGREEMENT; AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto. This Agreement, the Proxy and the Merger Agreement constitute and contain the entire agreement of the parties with regard to the subject matter hereof and thereof and supersede any and all prior negotiations, correspondence, understandings and agreements between the parties regarding the subject matter hereof or thereof.



                           [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first above written.

STOCKHOLDER:                 By:
                                 ------------------------------------
                             Name:
                                   ----------------------------------

                             Address:
                                       ------------------------------
                                       ------------------------------
                                       ------------------------------
                                       Telephone:  ___________
                                       Facsimile:  ___________

SYMANTEC:

                             By:  -----------------------------------
                             Name: John W. Thompson
                                   Title: Chairman and Chief Executive Officer

                             Address:    Symantec Corporation
                                         20330 Stevens Creek Blvd.
                                         Cupertino, California 95014
                                         Telephone:  (408) 517-8000
                                         Facsimile:   (408) 517-8121






                      [SIGNATURE PAGE TO VOTING AGREEMENT]

                                    EXHIBIT A
                                    ---------
                               TO VOTING AGREEMENT
                               -------------------

___________ is the registered and/or beneficial owner of such number of shares of the Company's common stock and options to purchase shares of the Common Stock as indicated below:

Shares of common stock:_____________________

Company options:____________________________

                                    EXHIBIT B
                                    ---------
                               TO VOTING AGREEMENT
                               -------------------

                                IRREVOCABLE PROXY

         The undersigned stockholder of Nexland, Inc., a Delaware corporation ("NEXLAND"), hereby irrevocably (to the full extent permitted by Section 212 of the General Corporation Law of the State of Delaware) appoints Gregory E. Myers and Arthur F. Courville, and each of them, or any other designee of Symantec Corporation, a Delaware corporation ("SYMANTEC"), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Nexland that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Nexland issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of Nexland as of the date of this Proxy are listed on the final page of this Proxy.

         Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

         This Proxy is irrevocable (to the extent provided in Section 212 of the General Corporation Law of the State of Delaware) and is granted in consideration of Symantec entering into that certain Agreement and Plan of Merger among Nexland, Nebraska Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Symantec ("MERGER SUB"), and Symantec (such agreement as it may be amended or restated is hereinafter referred to as the "MERGER AGREEMENT"). The Merger Agreement provides for the merger of Merger Sub with and into Nexland (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) the date of termination of the Merger Agreement in accordance with its terms.

         The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to Section 228 of the General Corporation Law of the State of Delaware), at every annual, special or adjourned meeting of the stockholders of Nexland and in every written consent in lieu of such meeting as follows:

                  (a) in favor of the adoption of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger,
                  (b) against any action or agreement that would result in a breach in any material respect of Nexland and Symantec under the Merger Agreement; and

                  (c) except as otherwise agreed to in writing in advance by Nexland (other than the Merger and the other transactions contemplated by the Merger Agreement), against:
                      (i) any Acquisition Proposal (as defined in the Merger Agreement);
                      (ii) any change in the board of directors of Nexland other than in connection with the Merger;
                      (iii) any amendment of Nexland's certificate of incorporation other than in connection with the Merger; or
                      (iv) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially and adversely affect the contemplated benefits to Nexland of the Merger and the other transactions contemplated by the Merger Agreement.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

         All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

         This Proxy is coupled with an interest and is irrevocable.

Dated:  ________, 2003


--------------------------------------
(Signature of Stockholder)

-------------------------------------
(Print Name of Stockholder)

Shares beneficially owned:

_________ shares of Nexland, Inc. Common Stock